Exhibit
21.1

                         Subsidiaries of the Registrant

Name of Subsidiary                                                                  State of Incorporation
------------------                                                                  ----------------------
Impac Warehouse Lending Group, Inc.                                                       California

Impac Funding Corporation                                                                 California
  Impac Mortgages Holdings, Inc. owns 100% of IFC non-voting preferred stock and 100% of IFC common stock

  Impac Funding Corporation owns 100% of the common stock of Impac Secured Assets
  Corporation, a California corporation, and Novelle Financial Services, Inc., a
  Delaware corporation. Impac Funding Corporation does business in various states under the following names: Impac Lending Group, Impac Home Loans, and Novelle Financial Services

IMH Assets Corp.                                                                          California

Impac Multifamily Capital Corporation                                                     California


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